Exhibit No. EX-99.g.2.i

AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT

This AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT is made and effective as of the 22 day of September, 2009 (the “Effective Date”), by and between each investment company listed on Schedule 1 attached hereto (referred to herein, individually, as a “Client” and, collectively, as the “Clients”) on behalf of one or more of its series funds listed below such investment company on Schedule 1 attached hereto (referred to herein, individually, as a “Fund” and, collectively, as the “Funds”) and THE BANK OF NEW YORK MELLON, successor by operation of law to Mellon Bank, N.A (the "Lending Agent").

WHEREAS, the Client and Mellon Bank, N.A., have entered into a certain Securities Lending Authorization Agreement dated as of July 20, 2007 with respect to certain lendable securities held by each Fund (as amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, The Bank of New York Mellon has succeeded by operation of law to all right, title and interest of Mellon Bank, N.A., in, to and under the Agreement; and

WHEREAS, the Client and the Lending Agent desire to amend the Agreement in certain respects as hereinafter provided:

NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1.           From and after the Effective Date, the Agreement is hereby amended by deleting the first three sentences of Section 6 (a) (entitled “Collateral Investment”) therefrom and substituting in lieu thereof the following.

6(a).           Collateral Investment.  The Lending Agent is hereby authorized to invest and reinvest, on behalf of each Fund, any and all Cash Collateral in any Approved Investment as agreed upon by the Lending Agent and the Client and as set forth in Exhibit B hereto (“Approved Investments”).

The assets of any Approved Investment consisting of a collective investment vehicle utilized by the Lending Agent for the investment of Cash Collateral (each a “Collective Investment Vehicle”) shall be invested and reinvested in accordance with the Investment Objective and Policies of such collective investment vehicle.  In order to facilitate the investment of cash Collateral on behalf of each Fund, and as a condition precedent to the effectiveness of this Amendment, the Client shall, at the request of the Lending Agent, execute on behalf of the Fund and deliver to the Lending Agent, a Subscription Agreement for such Approved Investment in the form attached hereto as Exhibit D or such other form as may be prescribed by the Approved Investment from time to time.

For purposes hereof:

“Cash Collateral” shall mean, collectively,

(i)  redemption proceeds of all units of the Mellon GSL DBT II Collateral Fund, a Series of the Mellon GSL Reinvestment Trust held by the Lending Agent for the account of each Fund as of September _22_, 2009; (the “Effective Date”); and

(ii)  cash Collateral (or additional cash Collateral) received by the Lending Agent from and after the Effective Date; and

(iii)  cash proceeds received for the account of a Fund in respect of Pre-existing Collateral Investments, as hereinafter defined.

“Pre-existing Collateral Investments” shall mean (i) any investments of cash Collateral held by the Lending Agent for the account of a Fund (other than units of the Mellon GSL DBT II Collateral Fund) as of the Effective Date including, without limitation, units and/or other interests of the Fund in and to the BNY Mellon SL DBT II Liquidating Fund, and the Mellon GSL Reinvestment Trust II; and/or (ii) any non-cash assets received by the Lending Agent from and after the Effective Date for the account of a Fund as a result of any in-kind redemption or in-kind distribution of or by any collective investment fund or vehicle in respect of any units/interests thereof held by the Lending Agent for the account of the Fund including, without limitation, any such in-kind redemption or in-kind distribution by or from the BNY Mellon SL DBT II Liquidating Fund, and the Mellon GSL Reinvestment Trust II.

Notwithstanding any other provision hereof, it is acknowledged and agreed that the Pre-existing Collateral Investments held for the account of each Fund shall constitute Approved Investments as defined herein.

2.           From and after the Effective Date, the Agreement is hereby amended by deleting Exhibit B therefrom in its entirety and substituting in lieu thereof a new Exhibit B identical to that which is attached hereto as Attachment 1.

3.           From and after the Effective Date, the Agreement is hereby amended by deleting Exhibit D therefrom in its entirety and substituting in lieu thereof a new Exhibit D identical to that which is attached hereto as Attachment 2.

4. Except as expressly amended hereby, all of the provisions of the Agreement (including, without limitation, those provisions of Section 6 not expressly hereby amended) shall continue in full force and effect; and are hereby ratified and confirmed in all respects.  Upon the effectiveness of this Amendment, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

THE BANK OF NEW YORK MELLON

By:           /s/ David C. Whitney____________
Title:        First Vice President
 BNY Mellon Global Securities Lending

DELAWARE GROUP ADVISER FUNDS, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUND I, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS II, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS III, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS IV, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS V, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP INCOME FUNDS, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP TAX-FREE FUND, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP GOVERNMENT FUND, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS, on behalf of its Funds identified on Schedule 1

DELAWARE POOLED TRUST, on behalf of its Funds identified on Schedule 1

VOYAGEUR MUTUAL FUNDS III, on behalf of its Funds identified on Schedule 1

DELAWARE VIP TRUST, on behalf of its Funds identified on Schedule 1

DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.

DELAWARE INVESTMENTS GLOBAL DIVIDEND AND INCOME FUND, INC.

DELAWARE INVESTMENTS ENHANCED GLOBAL DIVIDEND AND INCOME FUND, INC.

By:           /s/Richard Salus___________
Title:        Chief Financial Officer

ATTACHMENT 1
to
AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT

which Amendment is made and effective as of September 22, 2009, by and between THE BANK OF NEW YORK MELLON, successor by operation of law to Mellon Bank, (the “Lending Agent”) and the Clients on behalf of their respective Funds.

EXHIBIT B
to
SECURITIES LENDING AUTHORIZATION AGREEMENT
dated July 20, 2007
by and between
THE BANK OF NEW YORK MELLON, as Lending Agent, and the Clients on behalf of their respective Funds. (as amended from time to time, the “Agreement”)

SECURITIES LENDING CASH COLLATERAL INVESTMENT GUIDELINES

The following  guidelines shall apply to all Cash Collateral (as defined in Agreement) received by the Lending Agent for the account of the Funds from and after  September 22, 2009 (the “Effective Date”).

APPROVED INVESTMENTS

In accordance with Section 6 of the Agreement, from and after the Effective Date, Cash Collateral received by the Lending Agent on behalf of the Funds shall be invested and maintained by the Lending Agent in the following Approved Investments:

BNY MELLON SECURITIES LENDING OVERNIGHT FUND, a series of the BNY INSTITUTIONAL CASH RESERVES TRUST

Client Acknowledges receipt of the Declaration of Trust of the BNY Institutional Cash Reserves and the Information Brochure (including Investment Objective and Policies) for the BNY Mellon Securities lending Overnight Fund.

Agreed to and Approved by the Clients:

DELAWARE GROUP ADVISER FUNDS, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUND I, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS II, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS III, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS IV, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS V, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP INCOME FUNDS, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP TAX-FREE FUND, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP GOVERNMENT FUND, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS, on behalf of its Funds identified on Schedule 1

DELAWARE POOLED TRUST, on behalf of its Funds identified on Schedule 1

VOYAGEUR MUTUAL FUNDS III, on behalf of its Funds identified on Schedule 1

DELAWARE VIP TRUST, on behalf of its Funds identified on Schedule 1

DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.

DELAWARE INVESTMENTS GLOBAL DIVIDEND AND INCOME FUND, INC.

DELAWARE INVESTMENTS ENHANCED GLOBAL DIVIDEND AND INCOME FUND, INC.

By:           /s/ Richard Salus______________
Title:        Chief Financial Officer

Date:  September 22, 2009

Agreed to and Approved by Lending Agent

By: /s/ David C. Whitney__________
Title: First Vice President
          BNY Mellon Global Securities Lending
Date: September 22, 2009

ATTACHMENT 2
to

AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT

which Amendment is made and effective as of September _22__, 2009, by and between THE BANK OF NEW YORK MELLON, successor by operation of law to Mellon Bank, (the “Lending Agent”) and the Clients on behalf of their respective Funds.

EXHIBIT D
to
SECURITIES LENDING AUTHORIZATION AGREEMENT
dated July 20, 2007
by and between
THE BANK OF NEW YORK MELLON, as Lending Agent, and the Clients on behalf of their respective Funds. (as amended from time to time, the “Agreement”)

BNY MELLON SECURITIES LENDING OVERNIGHT FUND

a series of

BNY INSTITUTIONAL CASH RESERVES

SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”) desires to invest in Units of Beneficial Interest (“Units”) of BNY Mellon Securities Lending Overnight Fund (the “Portfolio”), a series of BNY Institutional Cash Reserves (the “Trust”).  The Bank of New York Mellon (the “Trustee”), a banking company organized under the laws of the State of New York, is the investment manager, custodian and operating trustee of the Portfolio.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Information Brochure, including the related Supplemental Information Brochure, each dated May, 2009 (as may be amended, restated or supplemented from time to time, collectively the “Brochure”).
The Subscribers of the Units must be defined as “accredited investors” under Rule 501(a)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and be “qualified purchasers” as that term is defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a result of the Trust’s reliance upon Section 3(c)(7) of the Investment Company Act as a basis for an exemption from the registration requirements thereof.
The Subscriber irrevocably subscribes for Units of the Portfolio as set forth below, subject to acceptance by the Trustee in its absolute discretion, and agrees to be legally bound by the terms of this Subscription Agreement and the Declaration of Trust establishing the Trust, dated December 31, 2002 (as the same may be amended, restated or supplemented from time to time, the “Declaration of Trust”).
The Subscriber further understands and acknowledges that the Trustee in its complete discretion may require a Subscriber to withdraw from the Portfolio to avoid the assets of the Portfolio from being treated as plan assets subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).  Subscribers who are either (i) Benefit Plan Investors or (ii) investing on behalf of or with assets of a Benefit Plan Investor must complete Appendix B.
The Subscriber is furnishing the following information and making the following representations and warranties to induce the Trust and the Trustee to accept the Subscriber’s subscription:

1.                      Identity of Subscriber; Qualification as Registered Investment Company

The Subscriber hereby represents and warrants that it is (i) an “accredited investor” under Rule 501(a)(1) of the Securities Act, and (ii) a “qualified purchaser” as that term is defined in Section 2(a)(51) of the Investment Company Act .

2.                      Receipt of Trust Documents

The Subscriber acknowledges receipt of a numbered copy of the Brochure and, if requested, other materials that include, in addition to this Subscription Agreement, the Declaration of Trust, and hereby adopts, accepts and agrees to be bound by all the terms and provisions described therein.

3.                      Representations and Warranties

Subscribers who are unable to provide any of the representations and warranties in this Section III may, depending upon the facts and circumstances, be able to invest in the Portfolio.  A Subscriber who is unable to provide any representation or warranty should contact the Trustee who will, in consultation with legal counsel, determine if alternate representations and warranties that the Subscriber is able to provide will be sufficient.  Subscribers signing this Subscription Agreement without a written amendment or side letter approved in advance by the Trustee hereby provide all of the following representations and warranties.

Eligibility

Subscriptions will be accepted only from persons who “eligible investors” as described in the Brochure.  These are the minimum standards for an investment in the Portfolio.  An investment in the Portfolio should only be made by investors who have reviewed carefully and understand fully the discussion under the caption “Risk Factors and Investment Considerations” in the Brochure and who are able to withstand the loss of their investment.  The Subscriber agrees, represents and warrants to the Trustee for the benefit of the Trust as follows:

A.          Accredited Investor Status.

The Subscriber represents and warrants that the Subscriber qualifies as an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act (and as generally described in Appendix A).  Subscriber undertakes and agrees, that if requested to do so by the Trustee, Subscriber shall promptly provide further information with respect to its status as an “accredited investor”.

B.          Qualified Purchaser.

The Subscriber represents and warrants that the Subscriber qualifies as a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act (and as generally described in Appendix A).  Subscriber undertakes and agrees, that if requested to do so by the Trustee, Subscriber shall promptly provide further information with respect to its status as a qualified purchaser.

General Representations and Warranties

a.           C.           Ability to Bear Risk.  The Subscriber is able to bear the economic risk of the proposed investment in the Portfolio.

b.           D.           Investment Experience.  The Subscriber, in reaching a decision to subscribe, has such knowledge and experience in financial, tax and business matters as to enable the Subscriber to evaluate the merits and risks of an investment in the Portfolio and to make an informed investment decision with respect thereto.

c.           E.           Sophistication of Subscriber.  The Subscriber (a) satisfies any special suitability or other applicable requirements of its jurisdiction of business and the jurisdiction in which the transaction occurs; and (b) acknowledges that meeting the criteria to be permitted to invest in the Portfolio in no way implies that such investment is appropriate for the Subscriber.

d.           F.           Trustee’s Discretion to Accept Subscriptions; Effectiveness of Subscription.  The Subscriber understands that the Trustee is not required to accept the Subscriber’s subscription or the subscription of any other person, that the Trustee may accept in part and reject in part the Subscriber’s subscription or the subscription of any other person, and that the offering may be suspended or terminated at any time.  The Subscriber understands that the Trustee may in its discretion accept subscriptions on other terms and conditions.

e.           G.           Review of Offering Documents.  The Subscriber is entering into this Subscription Agreement relying solely on the terms and conditions of the offering of the Units set forth in this Subscription Agreement and the Brochure.  The Subscriber received the Brochure and first learned of the Trust in the jurisdiction listed as the principal place of business address below.  The Subscriber confirms that the Subscriber has carefully read and understood these materials and has made further investigations as the Subscriber or the Subscriber’s representatives have deemed appropriate.  Neither the Trustee nor anyone else on the Trust’s behalf has made any representations or warranties of any kind or nature to induce the Subscriber to enter into this Subscription Agreement except as specifically set forth in those documents.  The Subscriber is not relying upon the Trustee for guidance with respect to tax or other legal considerations; and the Subscriber has been afforded an opportunity to ask questions of, and receive answers from, the Trustee, or persons authorized to act on its behalf, concerning the terms and conditions of the purchase of the Units and has been afforded the opportunity to obtain any additional information (including the Information Brochure, the Supplemental Information Brochure, the Declaration of Trust and the Investment Management Agreement) necessary to verify the accuracy of information otherwise furnished by the Trustee.

f.           H.           Non-Registration of Units.  The Subscriber understands that the Units have not been registered under the Securities Act in reliance upon an exemption from registration, and that the Trust has not been registered, nor will it be, under the Investment Company Act.  The Subscriber understands that the Trustee has no intention of registering the Trust, or any of its Units, with the Securities and Exchange Commission or any state and is under no obligation to assist the Subscriber in obtaining or complying with any exemption from registration.  The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of an investment in the Trust or the Portfolio.

g.           I.           Ability to Invest.  This purchase has been duly authorized by all necessary internal action and will not violate any agreement to which the Subscriber is a party.  The Subscriber further represents and warrants that the Subscriber has, and will provide promptly upon request, appropriate evidence of, the authority of the individual executing this Subscription Agreement to act on behalf of the Subscriber.

J.           Taxes.

Investors’ Reliance on U.S. Federal Tax Advice in this Subscription Agreement

The discussion contained in the Supplemental Information Brochure and this Subscription Agreement as to U.S. federal tax considerations is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties.  Such discussion is written to support the promotion or marketing of the transactions or matters addressed in such documents.  Each taxpayer should seek U.S. federal tax advice based on the taxpayer’s particular circumstances from an independent tax advisor.

The Subscriber certifies under penalty of perjury that

(a) it is a United States person for U.S. federal income tax purposes (referred to herein as a “U.S. Holder” and defined below);

(b) the social security or other U.S. federal taxpayer identification number and taxable year end provided in this Subscription Agreement are true and complete;

(c) the Subscriber has properly executed and furnished herewith an IRS Form W-9 certifying as to the Subscriber’s U.S. status for U.S. federal tax purposes;

(d) the Subscriber □ is or X is not tax-exempt under section 501(a) of the U.S. Internal Revenue Code (check the appropriate box above), and (e) the Subscriber agrees to notify the Trustee immediately of any change in the information provided herein.

As used herein, the term “U.S. Holder” includes a U.S. citizen or resident alien of the United States (as defined for United States federal income tax purposes); any entity treated as a partnership or corporation for U.S. tax purposes that is created or organized in, or under the laws of, the United States or any State thereof; any other partnership that is treated as a United States person under U.S. Treasury Department regulations; any estate, the income of which is subject to U.S. income taxation regardless of source; and any trust over whose administration a court within the United States has primary supervision and all substantial decisions of which are under the control of one or more U.S. fiduciaries.  Persons who have lost their U.S. citizenship and who live outside the United States may nonetheless in some circumstances be treated as U.S. Holders.

h.           K.           Investment Purpose.  The Subscriber is not subscribing for the Units as agent, nominee, or otherwise on behalf of, or for the account of any other person or entity.  The Subscriber is acquiring the Units for the Subscriber’s own account, does not have any contract, undertaking or arrangement with any person or entity to sell, transfer or grant the Units, and is not acquiring the Units of the Trust with a view to or for sale in connection with any distribution of the Units.  No other person or persons other than the Subscriber will have a beneficial interest in the Units acquired (other than as a shareholder, partner, member or other beneficial owner of equity interests in the Subscriber).

i.           L.           Participation of Subscriber Shareholders in Investment.  If the Subscriber is an entity engaged primarily in investing or trading securities, the shareholders, members, partners or other holders of equity or beneficial interests in the Subscriber have not been provided the opportunity to decide individually whether or not to participate, or the extent of their participation, in the Subscriber’s investment in the Trust (i.e., investors in the Subscriber have not been permitted to determine whether their capital will form part of the specific capital invested by the Subscriber in the Trust or its Portfolio).

j.           M.           Size of Investment in Trust relative to Subscriber’s Other Investments.  The value of the amount of the Subscriber’s subscription to the Trust does will not exceed 40% of the value of the Subscriber’s total assets.

k.           N.           True and Correct Information.  The Subscriber represents and warrants that all information provided to the Trustee and the Trust concerning the Subscriber, its financial position, and its knowledge of financial and business matters, including, but not limited to, this Subscription Agreement, is true, correct and complete as of the date hereof, and if there should be any changes in this information, the Subscriber will immediately provide the Trustee with that information in writing.  The Subscriber consents to the disclosure of any information, and any other information furnished to the Trustee or the Trust, to any governmental authority, self-regulatory organization or, to the extent required by law, to any other person.

l.           O.           Reaffirmation of Representations and Warranties.  The Subscriber hereby agrees that any representation or warranty made hereunder will be deemed to be reaffirmed by the Subscriber at any time the Subscriber makes an additional investment in the Trust and the act of making any additional investments will be evidence of such reaffirmation.

4.           P.           Is the Subscriber a person (including an entity) that has discretionary authority or control with respect to the assets of the Portfolio or a person who provides investment advice with respect to the assets of the Portfolio or an "affiliate" of such a person?  For purposes of this representation, an "affiliate" is any person controlling, controlled by or under common control with any such person, including by reason of having the power to exercise a controlling influence over the management or policies of such person.

Yes  ____                                No  _X___

Benefit Plan Representations and Warranties

(Applicable ONLY to Subscribers which are, or are acting on behalf of or with assets of a Benefit Plan Investor)

a.           Q.           The undersigned, on behalf of the Subscriber, has read and understands the Brochure, including but not limited to the sections entitled “Risk Factors and Investment Considerations” and “Employee Benefit Plan Considerations,” and, if the Subscriber is subject to ERISA or Section 4975 of the Code, has concluded that, as applicable, the subscription to invest in the Portfolio and the purchase and holding of Units contemplated thereby is (i) consistent with its fiduciary responsibilities, including the diversification and prudence requirements, under ERISA, and (ii) in accordance with all requirements under the Subscriber’s governing instruments and under ERISA and the Code.

b.           R.           The undersigned, on behalf of the Subscriber, further understands and agrees that in order to prevent the assets of the Trust from being treated as plan assets under ERISA, it is the intention of the Trustee to prohibit the acquisition of Units in the Trust by any investor, whether or not a Benefit Plan Investor, unless, after giving effect to that acquisition, Benefit Plan Investors own less than twenty-five percent (25%) of the outstanding Units in the Portfolio.  The Trustee in its complete discretion may also require an investor to withdraw from the Portfolio to avoid the assets of the Portfolio from being treated as plan assets subject to ERISA or Section 4975 of the Code.  In addition, the Trustee reserves the right to request from any investor or potential investor in the Portfolio such information as the Trustee deems necessary to monitor Plan investments for this purpose.

c.           S.           The undersigned is independent of the Trustee and any of its affiliates.

d.           T.           The undersigned has the authority and the sole and absolute discretion to make investment decisions on behalf of the Subscriber and assumes full responsibility for these investment decisions and, in making these decisions, has not relied on, and is not relying on, the investment advice of the Trustee or any of its affiliates with respect to the decision to invest in the Portfolio.

U.           The undersigned represents and warrants that the Subscriber’s acquisition and holding of Units of the Portfolio does not and will not constitute or result in a non-exempt prohibited transaction under ERISA or Code Section 4975, or a violation of similar law.

e.           V.           If the undersigned is acquiring the Units on behalf of a Subscriber that is tax-exempt, it is aware that the Subscriber may be subject to federal income tax on any unrelated business taxable income (“UBTI”) from its investment, and has consulted with counsel to the extent it deems necessary concerning the propriety of making an investment in the Portfolio and the appropriateness of the investment under ERISA and the Code, and the tax filing requirements in connection therewith.

5.                      Indemnification and Additional Provisions

Indemnification.  The Subscriber agrees to indemnify, hold harmless and reimburse the Trust, the Trustee, their beneficial owners, shareholders, and their respective directors, officers, employees and agents for any loss, damage, expense, liability, demand, charge or claim, of any kind or nature whatsoever, asserted by any third party against the Trust or the Trustee with respect to the acts, omissions, transactions, duties, obligations or responsibilities of the Subscriber, its officers, directors, managers, trustees, employees, agents, shareholders, members, beneficiaries, or partners concerning this Subscription Agreement and the purchase of the Units pursuant hereto, including without limitation those resulting from any inaccuracy in any of its representations or breach of any of its warranties or representations contained in this Subscription Agreement or any failure by the Subscriber to fulfill any of the covenants or agreements set forth herein.  Except as otherwise provided under applicable law, including, without limitation, the Investment Advisers Act of 1940, as amended, and any other applicable federal and state securities laws, the Subscriber shall indemnify and hold harmless the Trust and the Trustee from and against all losses or liabilities (including, without limitation, reasonable attorneys’ fees) asserted by, or on behalf of, the Subscriber or any beneficiary thereof against the Trust, the Trustee, their beneficial owners, shareholders, or any of their officers, directors, employees, shareholders, agents or controlling persons, in connection with this Subscription Agreement, for any act taken or omitted in good faith in discharging their obligations hereunder to the extent that such act or omission does not involve willful misconduct, reckless disregard of their duties, negligence or violation of applicable law.

a.                      Payment for Units.  Pursuant to the power of attorney granted to the Trustee by the Subscriber in Section IV.C below, the Trustee, as securities lending agent, will cause the collateral received by the Subscriber in securities lending transactions arranged by the Trustee to be invested in the Portfolio.

b.                      Power of Attorney.  The Subscriber hereby irrevocably constitutes and empowers the Trustee in its capacity as securities lending agent to act alone as the Subscriber’s attorney-in-fact with full power of substitution and with full power and authority to execute, acknowledge and swear to the Declaration of Trust and all instruments and file all documents requisite to carry out the intention and purpose of this Subscription Agreement, including, without limitation, all business certificates and other certificates and amendments thereto to be executed and/or filed from time to time in accordance with applicable laws.  The foregoing appointment shall be deemed to be a power coupled with an interest in recognition of the fact that the Subscriber and the Trustee will be relying upon the power of the Trustee to act as contemplated by this Subscription Agreement and the Declaration of Trust in such filing and other action by the Trustee on behalf of the Subscriber.  The foregoing power of attorney shall be irrevocable and shall survive the bankruptcy, insolvency, dissolution, or termination of the Subscriber.

c.                      Expenses.  Each party hereto shall pay its own separate expenses relating to this Subscription Agreement and the purchase of the Units.

d.                      Binding Effect and Assignability.  This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns.  The Subscriber agrees not to transfer or assign this Subscription Agreement, or any of the Subscriber’s interest herein.

e.                      Valid and Binding Agreement.  This Subscription Agreement shall be valid and binding against the Subscriber and enforceable against it in accordance with its terms.

f.                      General.  This Subscription Agreement: (a) shall be governed, construed and enforced in accordance with the substantive law of New York, without regard to the conflicts of law principles thereof; (b) shall survive the initial subscription for the Units; (c) may be executed by the Subscriber and accepted by the Trustee in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

g.                      Headings.  The headings in this Subscription Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

h.                      Scope of Agreement; Entire Agreement.  The Trustee’s services hereunder relate only to the Subscriber’s investment in the Portfolio of cash collateral received in connection with securities lending transactions arranged by the Trustee on behalf of the Subscriber pursuant to separate and distinct securities lending agreements, and do not contemplate a full review, nor assumption, of responsibility for the Subscriber’s financial affairs.  This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the Subscriber’s investment in the Trust and no amendment, alteration or modification of this Subscription Agreement shall be valid unless expressed in a written instrument duly executed by the Subscriber and the Trustee.  If any of the provisions contained herein shall be deemed to be unenforceable for any reason, the parties hereto agree that the court shall read this Subscription Agreement to be enforceable to the greatest extent possible.

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the 22 day of September, 2009.

SUBSCRIBER

Name: Delaware Investments Family of Funds, on behalf of the series funds listed on Schedule 1

By:           /s/ Richard Salus
Name: Richard Salus
Title: Chief Financial Officer

Mailing
Address:1              2005 Market Street
Philadelphia, PA 19103
Telephone:

Facsimile:

E-mail (optional):

Year of organization:

Place of organization and tax domicile:                                                                See Attachment 1

Employee Identification Number (“EIN”):                                                                           See Attachment 1

Taxable year-end:                                See Attachment 1

ACCEPTED BY:

BNY INSTITUTIONAL CASH RESERVES, on behalf of its series:
BNY MELLON SECURITIES LENDING OVERNIGHT FUND
By:  THE BANK OF NEW YORK MELLON, as Trustee

By:           /s/ David C. Whitney
Name:         David C. Whitney
Title:           First Vice President
    BNY Mellon Global Securities Lending

1	Please indicate the address to which Trust communications and notices should be sent.

Subscription Agreement

Appendix A

DEFINITIONS

1.           Accredited Investor.  Subscriber will generally qualify as an “accredited investor” if Subscriber falls within one or more of the following categories:

(a) The Subscriber is a natural person who had an income in excess of $200,000 in each of the two most recent years (or joint income with his or her spouse in excess of $300,000 in each of those years) and has a reasonable expectation of reaching the same income level in the current year.
(b)           The Subscriber is a personal (non-business) trust other than an employee benefit trust (i) with total assets in excess of $5,000,000, (ii) that was not formed for the purpose of investing in one or more of the Funds, and (iii) the person responsible for directing the investment of assets of the trust in the Fund(s) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.
(c)           The Subscriber is an entity with total assets in excess of $5,000,000 which was not formed for the purpose of investing in one or more of the Funds and which is one of the following:  a corporation; or a partnership; or a limited liability company; or a Massachusetts or similar business trust; or an organization described in Section 501(c)(3) of the Code.
(d)           The Subscriber is licensed, or subject to supervision, by U.S. federal or state examining authorities as a “bank,” “savings and loan association,” “insurance company,” or “small business investment company” (as such terms are used and defined in 17 C.F.R. § 230.501(a)) or is an account for which a bank or savings and loan association is subscribing in a fiduciary capacity.
(e)           The Subscriber is registered with the Securities and Exchange Commission as a broker or dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) or an investment company registered under the Investment Company Act or has elected to be treated or qualifies as a “business development company” (within the meaning of Section 2(a)(48) of the Investment Company Act, or Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)).
(f)           The Subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
(g)           The Subscriber is a private business development company as defined in Section 202(a)(22) of the Advisers Act.
(h)           The Subscriber is an employee benefit plan as defined in Section 3(3) of ERISA (other than a participant directed plan), established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, with total assets in excess of $5,000,000.

(i)           The Subscriber is an employee benefit plan as defined in Section 3(3) of ERISA (other than a participant directed plan) and either (a) the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA) which is a bank, savings and loan association, insurance company, or registered investment adviser, or (b) the employee benefit plan has assets in excess of $5,000,000.
(j)           The Subscriber is an entity in which all of the equity owners are persons described above (including a participant-directed IRA or employee benefit plan within the meaning of ERISA in which all participants are accredited investors).
2.           Benefit Plan Investor.  The term “Benefit Plan Investor” is used as defined in U.S. Department of Labor (“DOL”) regulation C.F.R. Section 2510.3-101 and Section 3(42) of ERISA (collectively, the “Plan Asset Rule”), and includes (i) any employee benefit plan subject to the fiduciary responsibility provisions of Title I of ERISA; (ii) any plan to which Code Section 4975 applies (which includes a trust described in Code Section 401(a) that is exempt from tax under Code Section 501(a), a plan described in Code Section 403(a), an individual retirement account or annuity described in Code Section 408 or 408A, a medical savings account described in Code Section 220(d), a health savings account described in Code Section 223(d) and an education savings account described in Code Section 530); and (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (generally because 25% or more of a class of equity interests in the entity is owned by plans).  An entity described in (iii) immediately above will be considered to hold plan assets only to the extent of the percentage of the equity interests in the entity held by Benefit Plan Investors.  Benefit Plan Investors also include that portion of any insurance company’s general account assets that are considered “plan assets” and (except if the entity is an investment company registered under the 1940 Act) also include assets of any insurance company separate account or bank common or collective trust in which plans invest.

3.           Investments.  For the purposes of determining “qualified purchaser” status, the term “Investments” means all of the following:

(i)
Securities (as defined by Section 2(a)(1) of the Securities Act), other than securities of an issuer that controls, is controlled by, or is under common control with, the undersigned, unless the issuer of such securities is any of the following:

(A)
An investment company, a company that would be an investment company under the Company Act but for the exclusions provided by Sections 3(c)(1) through 3(c)(9) of the Company Act or the exemptions provided by Rules 3a-6 or 3a-7, thereunder, or a commodity pool;

(B)
A company that files reports pursuant to Section 13 or Section 15(d) of the Exchange Act or that has a class of securities that are listed on a “designated offshore securities market” as that term is defined by Regulation S under the Securities Act; or

(C)
A company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements, provided that such financial statements present the information as of a date within 16 months preceding the date on which the undersigned invests in the Trust.

(ii)	Real estate held for “Investment Purposes,” as described below.

(iii)
“Commodity Interests” held for Investment Purposes, as described below. “Commodity Interests” means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of:

(A)	Any contract market designated for trading such transactions under the CEA and the rules thereunder; or

(B)	Any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the CEA.

(iv)
“Physical Commodities” held for Investment Purposes, as described below.  “Physical Commodity” means any physical commodity with respect to which a Commodity Interest is traded on a market specified in (iii)(A) or (B) immediately above.

(v)	To the extent not securities, “Financial Contracts” entered into for Investment Purposes, as described below. “Financial Contracts” means any arrangement that:

(A)
Takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets;

(B)
Is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and

(C)	Is entered into in response to a request from a counterparty for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement.

(vi)
If the undersigned is a company that would be an investment company but for the exclusions provided by Section 3(c)(7) of the Company Act or a commodity pool, any amounts payable to the undersigned pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the undersigned upon demand of the undersigned; and

(vii)	Cash and cash equivalents (including foreign currencies) held for Investment Purposes, as described below, including:

(A)	Bank deposits, certificates of deposit, bankers acceptances and similar bank instruments held for Investment Purposes; and

(B)	The net cash surrender value of an insurance policy.

Investment Purposes.  For purposes of determining if an asset is held for Investment Purposes, the following applies.  Real estate is not considered to be held for Investment Purposes by the undersigned if it is used by the undersigned or a Related Person, as described below, for personal purposes or as a place of business, or in connection with the conduct of the trade or business of the undersigned or a Related Person, provided that real estate owned by the undersigned who is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for Investment Purposes.  Residential real estate is not deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by Section 280A of the Code.  A Commodity Interest or Physical Commodity owned, or a financial contract entered into, by the undersigned who is engaged primarily in the business of investing, reinvesting, or trading in Commodity Interests, Physical Commodities or financial contracts in connection with such business may be deemed to be held for Investment Purposes. The term “Related Person” means a person who is related to the undersigned  as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the undersigned, or is a spouse of such descendant or ancestor, provided that, in the case of a Family Company, a Related Person includes any owner of the Family Company and any person who is a Related Person of such owner.

Valuation.  For purposes of determining whether the undersigned is a qualified purchaser, the aggregate amount of Investments owned and invested on a discretionary basis by the undersigned shall be the Investments’ fair market value on the most recent practicable date or their cost, provided that: in the case of Commodity Interests, the amount of Investments shall be the value of the initial margin or option premium deposited in connection with such Commodity Interests; and, in each case, certain deductions (described below) from the amount of Investments owned by the undersigned must be made.  In determining whether any person is a qualified purchaser there is deducted from the amount of such person’s Investments the amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring the Investments owned by such person.  In determining whether a Family Company is a qualified purchaser, additionally there shall be deducted from the value of such Family Company’s Investments any outstanding indebtedness incurred by an owner of the Family Company to acquire such Investments.

Investments by Subsidiaries.  For purposes of determining the amount of Investments owned by a company under Question 3.1(b)(2) and (4) above, there may be included Investments owned by majority-owned subsidiaries of the company and Investments owned by a company (“Parent Company”) of which the company is a majority-owned subsidiary, or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.

4.           Qualified Purchaser.  Subscriber will generally qualify as a “qualified purchaser” if Subscriber falls within one or more of the following categories:

(a)
The Subscriber is a natural person (including any person who will hold a joint, community property, or other similar shared ownership interest in the Fund with that person’s qualified purchaser spouse) who owns at least $5,000,000 in Investments (as defined above).

(b)
The Subscriber is a company (a corporation, a partnership, an association, a joint-stock company, a trust or a fund) that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or family foundations, family charitable organizations, or family trusts established by or for the benefit of such persons.

(c)
The Subscriber is a trust that was not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other persons authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a “qualified purchaser”.

(d)
The Subscriber is a person (including a company), acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in Investments.

(e)
The Subscriber is a company (a corporation, a partnership, an association, a joint-stock company, a trust or a fund), regardless of the amount of its Investments (as defined above), each of the beneficial owners (including participants in a participant-directed IRA or employee benefit plan within the meaning of ERISA) of which is an entity or person described in sub-item (a), (b), or (c) above.

Appendix B

ADDITIONAL EMPLOYEE BENEFIT PLAN REPRESENTATIONS

Subscribers who are Benefit Plan Investors are required to answer the following questions and make the following representations.  Any Benefit Plan Investor who cannot make one or more of the following representations should contact the Trustee.

1.
Is the Subscriber, or is the Subscriber acting on behalf of, a plan that is subject to the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)?

           yes                                 no

2.	Is the Subscriber, or is the Subscriber acting on behalf of, a plan to which Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”) applies?

           yes                                 no

3.           Is the Subscriber an insurance company general account?

           yes                                 no

If the answer to the above question is "yes", please indicate the maximum percentage (if any) of the Subscriber's assets that it anticipates might constitute Benefit Plan Investor assets during the period of its investment:

_____ %

4.	Is the Subscriber an entity whose underlying assets include plan assets by reason of a plan’s investment in the entity?

           yes                                 no

If the answer to the above question is “yes”, please indicate the maximum percentage (if any) of the Subscriber’s assets that it anticipates might constitute Benefit Plan Investor assets during the period of its investment:

______%

a.           6.           If the Subscriber is subscribing as a trustee or custodian for an Individual Retirement

Account (“IRA”), is the Subscriber a qualified IRA custodian or trustee?

b.                                           yes                                 no

7.
Is the Subscriber a participant-directed plan (i.e., a tax-qualified defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account and the decision to invest is made by those participants investing)?

c.                                           yes                                 no

(If the answer this question is yes, please contact the Trustee).